Exhibit 99.1

KKR & Co. L.P. Announces Third Quarter 2012 Results

Strong investment appreciation continues to drive meaningful economic net income

GAAP net income (loss) attributable to KKR & Co. L.P. was $127.4 million and $464.1 million for the quarter and nine months ended September 30, 2012, respectively, up from ($243.4) million and ($44.2) million in the comparable periods of 2011.

Assets under management (“AUM”) totaled $66.3 billion as of September 30, 2012, up from $61.5 billion as of June 30, 2012.

Fee related earnings (“FRE”) were $90.7 million and $233.8 million for the quarter and nine months ended September 30, 2012, respectively, down from $98.2 million and $300.6 million in the comparable periods of 2011.

Total distributable earnings were $332.9 million and $903.1 million for the quarter and nine months ended September 30, 2012, respectively, up from $185.4 million and $636.1 million in the comparable periods of 2011.

Economic net income (loss) (“ENI”) was $509.9 million and $1,783.2 million for the quarter and nine months ended September 30, 2012, respectively, up from ($592.1) million and $465.5 million in the comparable periods of 2011.

After-tax ENI was $0.69 and $2.42 per adjusted unit for the quarter and nine months ended September 30, 2012, respectively, up from ($0.91) and $0.41 per adjusted unit in the comparable periods of 2011.

Book value was $6.9 billion on a segment basis as of September 30, 2012, representing $9.82 per adjusted unit.

KKR & Co. L.P. declares a third quarter distribution of $0.24 per common unit.

Previously announced acquisition of Prisma Capital Partners LP and its affiliates has closed.

NEW YORK--(BUSINESS WIRE)--October 26, 2012--KKR & Co. L.P. (NYSE: KKR) today reported its third quarter 2012 results.

For the quarter and nine months ended September 30, 2012, the carrying value of KKR’s private equity investment portfolio appreciated 6.1% and 19.9%, respectively, driving meaningful ENI.

ENI was $509.9 million for the quarter ended September 30, 2012, an increase of $1,102.0 million compared to ENI of ($592.1) million for the quarter ended September 30, 2011. The increase was primarily attributable to the appreciation in the carrying value of our principal investments as well as net carried interest earned from our investment funds for the quarter ended September 30, 2012. For the quarter ended September 30, 2011, there was a decline in the carrying value of our principal investments and a reversal of previously recognized net carried interest due to a decline in the carrying value of our investment funds. ENI was $1,783.2 million for the nine months ended September 30, 2012, an increase of $1,317.7 million compared to ENI of $465.5 million for the nine months ended September 30, 2011. The increase was primarily due to a higher level of appreciation in the carrying value of our principal investments as well as higher net carried interest earned from our investment funds.

AUM was $66.3 billion as of September 30, 2012, an increase of $4.8 billion, or 7.8%, compared to AUM of $61.5 billion as of June 30, 2012. The increase was primarily attributable to new capital raised relating to North America Fund XI and to a lesser extent appreciation in the fair value of our investment vehicles. The increase was partially offset by distributions to limited partners of our investment funds and a reduction in AUM as a result of the 2006 Fund entering the post-investment period. Fee paying assets under management (“FPAUM”) was $50.3 billion as of September 30, 2012, an increase of $3.1 billion, or 6.6%, compared to FPAUM of $47.2 billion as of June 30, 2012. The increase was primarily attributable to new capital raised, partially offset by the reduction in fee base of the 2006 Fund as a result of the fund entering the post-investment period. During the third quarter of 2012, the investment period for the 2006 Fund came to a close, and thereafter, the North America Fund XI, the successor fund to the 2006 Fund, became active and is now our primary investment vehicle for North American private equity transactions. This brings total capital raised to date for the North America Fund XI to $6.2 billion, including GP and employee commitments. Neither AUM nor FPAUM include $4.0 billion (includes general partner commitment) of capital raised for our second Asian private equity fund.

On October 1, 2012, we closed on the acquisition of Prisma Capital Partners LP and its affiliates (“Prisma”), a leading provider of customized hedge fund solutions. Prisma will be reported as part of the Public Markets segment of KKR in the fourth quarter of 2012. This transaction is the first strategic acquisition in KKR’s history. The addition of Prisma provides KKR with a leading presence in the hedge fund of funds space and an attractive platform which we can leverage to create new, more liquid products for partners in our funds. As of September 30, 2012, Prisma had $8.1 billion of assets under management, which are not included in either AUM or FPAUM.

“We are pleased with the firm's performance for the nine months through September 30. Our private equity funds appreciated by 20% and our balance sheet investments appreciated by 22%, outperforming the MSCI World Index by over 600 and 800 basis points, respectively,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “In addition, with the closing of the Prisma acquisition, we welcome the Prisma employees into the KKR family and look forward to bringing the capabilities of both organizations to bear in the marketplace.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation and reconciliation of total distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter and nine months ended September 30, 2012 included net income attributable to KKR & Co. L.P. of $127.4 million and $464.1 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.49 and $1.86, respectively, on a diluted basis. For the quarter and nine months ended September 30, 2011, net loss attributable to KKR & Co. L.P. was ($243.4) million and ($44.2) million, respectively, and net loss attributable to KKR & Co. L.P. per common unit was ($1.09) and ($0.20), respectively, on a diluted basis. The increases in both comparable periods were primarily due to a greater level of investment appreciation for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011. This increase in investment appreciation, which is recorded in net gains (losses) from investment activities, was partially offset by an increase in compensation and benefits expense.

SEGMENT RESULTS

Private Markets

AUM was $49.8 billion as of September 30, 2012, an increase of $4.3 billion, or 9.5%, compared to AUM of $45.5 billion as of June 30, 2012. The increase was primarily attributable to new capital raised from the North America Fund XI and to a lesser extent appreciation in the fair value of our private equity portfolio. The increases were partially offset by distributions to the limited partners of our private equity funds arising from realizations as well as a reduction in AUM as a result of the 2006 Fund entering the post-investment period.

FPAUM was $40.4 billion as of September 30, 2012, an increase of $2.5 billion, or 6.6%, compared to FPAUM of $37.9 billion as of June 30, 2012. The increase was primarily due to new capital raised from the North America Fund XI, partially offset by the reduction in the fee base of the 2006 Fund as a result of the fund entering the post-investment period.

FRE was $44.7 million for the quarter ended September 30, 2012, an increase of $3.5 million, or 8.5%, compared to FRE of $41.2 million for the quarter ended September 30, 2011. The increase was primarily attributable to a higher level of monitoring fees and lower operating expenses.

FRE was $118.6 million for the nine months ended September 30, 2012, a decrease of $51.0 million, or 30.1%, compared to FRE of $169.6 million for the nine months ended September 30, 2011. The decrease was primarily driven by (i) lower monitoring fees as a result of $76.6 million of termination payments on monitoring agreements with three portfolio companies during the nine months ended September 30, 2011, which impacted FRE by $39.7 million net of associated fee credits and (ii) lower transaction fees during the nine months ended September 30, 2012 as a result of closing relatively smaller transaction fee-generating investments, which in turn produced lower transaction fees.

ENI was $213.9 million for the quarter ended September 30, 2012, an increase of $365.9 million compared to ENI of ($152.0) million for the quarter ended September 30, 2011. The increase was primarily attributable to net carried interest recognized for the quarter ended September 30, 2012 driven by the appreciation in our private equity portfolio. For the quarter ended September 30, 2011, there was a reversal of previously recognized net carried interest due to a decline in the carrying value of our private equity funds.

ENI was $653.9 million for the nine months ended September 30, 2012, an increase of $401.0 million compared to ENI of $252.9 million for the nine months ended September 30, 2011. The increase was primarily driven by higher net carried interest resulting from a higher level of appreciation in our private equity portfolio, partially offset by the decrease in FRE discussed above.

Public Markets

AUM was $16.5 billion as of September 30, 2012, an increase of $0.5 billion, or 3.1%, compared to AUM of $16.0 billion as of June 30, 2012. FPAUM was $9.9 billion as of September 30, 2012, an increase of $0.6 billion, or 6.5%, compared to FPAUM of $9.3 billion as of June 30, 2012. The increases in both AUM and FPAUM were primarily attributable to new capital raised and to a lesser extent appreciation in the net asset value of certain investment vehicles. The increases in both AUM and FPAUM were partially offset by distributions to credit strategy investors.

FRE was $23.3 million for the quarter ended September 30, 2012, an increase of $10.9 million, or 87.9%, compared to FRE of $12.4 million for the quarter ended September 30, 2011. FRE was $51.1 million for the nine months ended September 30, 2012, an increase of $3.3 million, or 6.9%, compared to FRE of $47.8 million for the nine months ended September 30, 2011. The increase in both comparable periods was primarily due to higher incentive fees earned, partially offset by higher compensation and occupancy and related charges.

ENI was $34.9 million for the quarter ended September 30, 2012, an increase of $26.0 million compared to ENI of $8.9 million for the quarter ended September 30, 2011. ENI was $65.6 million for the nine months ended September 30, 2012, an increase of $19.5 million compared to ENI of $46.1 million for the nine months ended September 30, 2011. The increase in both comparable periods was primarily attributable to the increase in FRE discussed above and net carried interest recognized for the quarter and nine months ended September 30, 2012 driven by the appreciation in the net asset value of certain carry-eligible investment vehicles. For the quarter ended September 30, 2011, there was a reversal of previously recognized net carried interest due to a decline in the carrying value of certain carry-eligible investment vehicles.

Capital Markets and Principal Activities

FRE was $22.7 million for the quarter ended September 30, 2012, a decrease of $21.9 million, or 49.1%, compared to FRE of $44.6 million for the quarter ended September 30, 2011. FRE was $64.2 million for the nine months ended September 30, 2012, a decrease of $19.0 million, or 22.8%, compared to FRE of $83.2 million for the nine months ended September 30, 2011. The decrease in both comparative periods was primarily driven by a lower level of overall capital markets transaction activity.

ENI was $261.1 million for the quarter ended September 30, 2012, an increase of $710.1 million compared to ENI of ($449.0) million for the quarter ended September 30, 2011. The increase was principally attributable to the appreciation in the carrying value of our principal investments for the quarter ended September 30, 2012 as compared to a decline in the carrying value of our principal investments for the quarter ended September 30, 2011.

ENI was $1,063.7 million for the nine months ended September 30, 2012, an increase of $897.3 million compared to ENI of $166.4 million for the nine months ended September 30, 2011. The increase was primarily driven by a higher level of appreciation in the carrying value of our principal investments.

CAPITAL AND LIQUIDITY

As of September 30, 2012, KKR had $1,438.3 million of cash and short-term investments on a segment basis and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $750.0 million (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of September 30, 2012).

As of September 30, 2012, KKR’s portion of total uncalled commitments to its investment funds was $802.7 million, consisting of the following (amounts in thousands):

Uncalled
Commitments
Private Markets
European Fund III	$243,400
North America Fund XI	241,600
2006 Fund	102,000
Asian Fund	45,400
Infrastructure	36,300
E2 Investors (Annex Fund)	28,000
Natural Resources	13,400
China Growth Fund	6,400
Other Private Markets Commitments	3,600
Total Private Markets Commitments	720,100

Public Markets
Direct Lending Fund	45,900
Mezzanine Fund	29,800
Special Situations Vehicles	6,900
Total Public Markets Commitments	82,600

Total Uncalled Commitments	$802,700

DISTRIBUTION

A distribution of $0.24 per common unit will be paid on November 20, 2012 to unitholders of record as of the close of business on November 5, 2012.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Friday, October 26, 2012 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) and +1 (404) 537-3406 (non-U.S. callers), pass code 39815272, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/alerts.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Public Investors section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $66.3 billion in assets under management as of September 30, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed and syndicated dollars invested, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from the acquisitions such as Prisma; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues
Fees	$162,154	$164,808	$390,821	$514,263

Expenses
Compensation and Benefits	366,350	48,948	1,019,400	677,917
Occupancy and Related Charges	14,344	13,702	43,636	39,085
General, Administrative and Other	65,825	66,180	177,480	166,866
Total Expenses	446,519	128,830	1,240,516	883,868

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,308,613	(3,339,020)	6,997,166	467,278
Dividend Income	10,440	71,106	263,298	107,129
Interest Income	95,578	64,858	259,669	218,975
Interest Expense	(17,868)	(17,742)	(52,757)	(52,365)
Total Investment Income (Loss)	2,396,763	(3,220,798)	7,467,376	741,017

Income (Loss) Before Taxes	2,112,398	(3,184,820)	6,617,681	371,412

Income Taxes	9,612	11,535	37,777	67,923

Net Income (Loss)	2,102,786	(3,196,355)	6,579,904	303,489

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	9,994	-	18,551	-
Net Income (Loss) Attributable to
Noncontrolling Interests	1,965,381	(2,952,953)	6,097,245	347,705

Net Income (Loss) Attributable to KKR & Co. L.P.	$127,411	$(243,402)	$464,108	$(44,216)

Distributions Declared per KKR & Co. L.P. Common Unit	$0.24	$0.10	$0.52	$0.42

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.53	$(1.09)	$1.98	$(0.20)
Diluted (a)	$0.49	$(1.09)	$1.86	$(0.20)
Weighted Average Common Units Outstanding
Basic	239,696,358	222,733,648	234,876,879	218,501,107
Diluted (a)	257,646,622	222,733,648	249,359,200	218,501,107

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange. For the three and nine months ended September 30, 2011, equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan have been excluded from the calculation of diluted earnings per common unit given the awards would have an anti-dilutive effect as a result of the net loss incurred in the respective periods.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Fees
Management and incentive fees:
Management fees	$126,483	$129,626	$134,049	$384,752	$387,828
Incentive fees	17,768	4,057	-	31,495	28,159
Management and incentive fees	144,251	133,683	134,049	416,247	415,987

Monitoring and transaction fees:
Monitoring fees	29,969	27,786	20,892	83,577	141,972
Transaction fees	75,264	43,706	98,631	163,268	220,792
Fee credits	(31,707)	(16,689)	(28,793)	(67,739)	(113,996)
Net monitoring and transaction fees	73,526	54,803	90,730	179,106	248,768

Total fees	217,777	188,486	224,779	595,353	664,755

Expenses
Compensation and benefits	71,340	62,746	66,663	196,810	192,913
Occupancy and related charges	13,605	13,239	12,675	41,305	36,656
Other operating expenses	42,128	42,729	47,199	123,406	134,608
Total expenses (a)	127,073	118,714	126,537	361,521	364,177

Fee Related Earnings	90,704	69,772	98,242	233,832	300,578

Investment income (loss)
Gross carried interest	410,736	282,874	(366,387)	1,162,974	167,118
Less: allocation to KKR carry pool	(169,633)	(112,553)	151,191	(473,692)	(67,915)
Less: management fee refunds (b)	(61,499)	(32,804)	21,115	(135,011)	(15,594)
Net carried interest	179,604	137,517	(194,081)	554,271	83,609
Other investment income (loss)	240,876	340,103	(494,412)	1,000,886	85,719
Total investment income (loss)	420,480	477,620	(688,493)	1,555,157	169,328

Income (Loss) before noncontrolling interests
in Income of consolidated entities	511,184	547,392	(590,251)	1,788,989	469,906
Income (Loss) attributable to
noncontrolling interests	1,310	1,277	1,840	5,798	4,451

Economic Net Income (Loss)	$509,874	$546,115	$(592,091)	$1,783,191	$465,455

Provision for Income Taxes	22,548	25,857	29,634	91,788	188,094

Economic Net Income (Loss), After Taxes (c)	$487,326	$520,258	$(621,725)	$1,691,403	$277,361

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.69	$0.74	$(0.91)	$2.42	$0.41

Assets Under Management	$66,278,700	$61,488,900	$58,720,800	$66,278,700	$58,720,800
Fee Paying Assets Under Management	$50,266,000	$47,200,500	$46,221,200	$50,266,000	$46,221,200
Committed Dollars Invested and Syndicated Capital	$926,000	$680,200	$2,653,200	$2,639,200	$4,706,100
Uncalled Commitments	$15,845,900	$10,610,300	$12,807,200	$15,845,900	$12,807,200

Other Information
Fee Related Earnings	$90,704	$69,772	$98,242	$233,832	$300,578
Plus: depreciation and amortization	3,273	3,093	2,147	8,919	7,397
Fee Related EBITDA	$93,977	$72,865	$100,389	$242,751	$307,975

Distributed Earnings	$187,174	$104,548	$104,395	$403,208	$400,581
Plus: Net realized principal investment income	145,700	301,580	81,001	499,898	235,525
Total Distributable Earnings (c)	$332,874	$406,128	$185,396	$903,106	$636,106

GAAP interest expense	$17,868	$16,884	$17,742	$52,757	$52,365
Less: interest expense related to debt obligations
from investment financing arrangements	8,502	7,461	7,233	24,036	20,562
Core Interest Expense (c)	$9,366	$9,423	$10,509	$28,721	$31,803

(a)	Excludes a $17.4 million, $14.1 million and $6.8 million charge for non-cash equity based compensation during the quarters ended September 30, 2012, June 30, 2012, and September 30, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $47.8 million and $11.2 million charge for non-cash equity based compensation during the nine months ended September 30, 2012 and 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.
(b)	As of September 30, 2012, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.
(c)	See definitions for after-tax ENI, adjusted units, total distributable earnings, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Fees
Management and incentive fees:
Management fees	$105,035	$107,170	$106,748	$319,117	$323,684
Incentive fees	-	-	-	-	-
Management and incentive fees	105,035	107,170	106,748	319,117	323,684

Monitoring and transaction fees:
Monitoring fees	29,969	27,786	20,892	83,577	141,972
Transaction fees	32,788	10,768	40,196	55,223	101,506
Fee credits	(26,293)	(15,642)	(27,229)	(59,641)	(110,129)
Net monitoring and transaction fees	36,464	22,912	33,859	79,159	133,349

Total fees	141,499	130,082	140,607	398,276	457,033

Expenses
Compensation and benefits	48,905	45,991	47,390	139,382	139,570
Occupancy and related charges	12,049	11,633	11,273	36,487	32,792
Other operating expenses	35,885	36,230	40,768	103,790	115,076
Total expenses	96,839	93,854	99,431	279,659	287,438

Fee Related Earnings	44,660	36,228	41,176	118,617	169,595

Investment income (loss)
Gross carried interest	391,168	291,786	(360,282)	1,137,459	170,096
Less: allocation to KKR carry pool	(161,805)	(116,118)	148,749	(463,485)	(69,106)
Less: management fee refunds	(61,499)	(32,804)	21,115	(135,011)	(15,594)
Net carried interest	167,864	142,864	(190,418)	538,963	85,396
Other investment income (loss)	1,779	(3,990)	(1,942)	(559)	(185)
Total investment income (loss)	169,643	138,874	(192,360)	538,404	85,211

Income (Loss) before noncontrolling interests
in Income of consolidated entities	214,303	175,102	(151,184)	657,021	254,806
Income (Loss) attributable to
noncontrolling interests	444	358	790	3,098	1,885

Economic Net Income (Loss)	$213,859	$174,744	$(151,974)	$653,923	$252,921

Assets Under Management	$49,771,000	$45,528,100	$43,744,400	$49,771,000	$43,744,400
Fee Paying Assets Under Management	$40,354,200	$37,858,300	$37,936,800	$40,354,200	$37,936,800
Committed Dollars Invested	$623,000	$606,300	$1,654,900	$1,805,500	$2,884,900
Uncalled Commitments	$14,594,700	$9,304,500	$11,243,600	$14,594,700	$11,243,600

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Fees
Management and incentive fees:
Management fees	$21,448	$22,456	$27,301	$65,635	$64,144
Incentive fees	17,768	4,057	-	31,495	28,159
Management and incentive fees	39,216	26,513	27,301	97,130	92,303

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	8,780	1,319	3,760	12,521	7,845
Fee credits	(5,414)	(1,047)	(1,564)	(8,098)	(3,867)
Net monitoring and transaction fees	3,366	272	2,196	4,423	3,978

Total fees	42,582	26,785	29,497	101,553	96,281

Expenses
Compensation and benefits	13,997	9,229	12,144	34,608	33,967
Occupancy and related charges	1,343	1,366	1,097	4,127	2,870
Other operating expenses	3,897	3,880	3,807	11,754	11,649
Total expenses	19,237	14,475	17,048	50,489	48,486

Fee Related Earnings	23,345	12,310	12,449	51,064	47,795

Investment income (loss)
Gross carried interest	19,568	(8,912)	(6,105)	25,515	(2,978)
Less: allocation to KKR carry pool	(7,828)	3,565	2,442	(10,207)	1,191
Less: management fee refunds	-	-	-	-	-
Net carried interest	11,740	(5,347)	(3,663)	15,308	(1,787)
Other investment income (loss)	25	(12)	288	(10)	598
Total investment income (loss)	11,765	(5,359)	(3,375)	15,298	(1,189)

Income (Loss) before noncontrolling interests
in Income of consolidated entities	35,110	6,951	9,074	66,362	46,606
Income (Loss) attributable to
noncontrolling interests	233	123	164	787	480

Economic Net Income (Loss)	$34,877	$6,828	$8,910	$65,575	$46,126

Assets Under Management	$16,507,700	$15,960,800	$14,976,400	$16,507,700	$14,976,400
Fee Paying Assets Under Management	$9,911,800	$9,342,200	$8,284,400	$9,911,800	$8,284,400
Committed Dollars Invested	$278,300	$73,900	$152,300	$558,400	$546,500
Uncalled Commitments	$1,251,200	$1,305,800	$1,563,600	$1,251,200	$1,563,600

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	33,696	31,619	54,675	95,524	111,441
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	33,696	31,619	54,675	95,524	111,441

Total fees	33,696	31,619	54,675	95,524	111,441

Expenses
Compensation and benefits	8,438	7,526	7,129	22,820	19,376
Occupancy and related charges	213	240	305	691	994
Other operating expenses	2,346	2,619	2,624	7,862	7,883
Total expenses	10,997	10,385	10,058	31,373	28,253

Fee Related Earnings	22,699	21,234	44,617	64,151	83,188

Investment income (loss)
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss)	239,072	344,105	(492,758)	1,001,455	85,306
Total investment income (loss)	239,072	344,105	(492,758)	1,001,455	85,306

Income (Loss) before noncontrolling interests
in Income of consolidated entities	261,771	365,339	(448,141)	1,065,606	168,494
Income (Loss) attributable to
noncontrolling interests	633	796	886	1,913	2,086

Economic Net Income (Loss)	$261,138	$364,543	$(449,027)	$1,063,693	$166,408

Syndicated Capital	$24,700	$-	$846,000	$275,300	$1,274,700

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended September 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$105,035	$21,448	$-	$126,483
Incentive fees	-	17,768	-	17,768
Management and incentive fees	105,035	39,216	-	144,251

Monitoring and transaction fees:
Monitoring fees	29,969	-	-	29,969
Transaction fees	32,788	8,780	33,696	75,264
Fee credits	(26,293)	(5,414)	-	(31,707)
Net monitoring and transaction fees	36,464	3,366	33,696	73,526

Total fees	141,499	42,582	33,696	217,777

Expenses
Compensation and benefits	48,905	13,997	8,438	71,340
Occupancy and related charges	12,049	1,343	213	13,605
Other operating expenses	35,885	3,897	2,346	42,128
Total expenses	96,839	19,237	10,997	127,073

Fee Related Earnings	44,660	23,345	22,699	90,704

Investment income (loss)
Gross carried interest	391,168	19,568	-	410,736
Less: allocation to KKR carry pool	(161,805)	(7,828)	-	(169,633)
Less: management fee refunds	(61,499)	-	-	(61,499)
Net carried interest	167,864	11,740	-	179,604
Other investment income (loss)	1,779	25	239,072	240,876
Total investment income (loss)	169,643	11,765	239,072	420,480

Income (Loss) before noncontrolling interests
in Income of consolidated entities	214,303	35,110	261,771	511,184
Income (Loss) attributable to
noncontrolling interests	444	233	633	1,310

Economic Net Income (Loss)	$213,859	$34,877	$261,138	$509,874

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended June 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$107,170	$22,456	$-	$129,626
Incentive fees	-	4,057	-	4,057
Management and incentive fees	107,170	26,513	-	133,683

Monitoring and transaction fees:
Monitoring fees	27,786	-	-	27,786
Transaction fees	10,768	1,319	31,619	43,706
Fee credits	(15,642)	(1,047)	-	(16,689)
Net monitoring and transaction fees	22,912	272	31,619	54,803

Total fees	130,082	26,785	31,619	188,486

Expenses
Compensation and benefits	45,991	9,229	7,526	62,746
Occupancy and related charges	11,633	1,366	240	13,239
Other operating expenses	36,230	3,880	2,619	42,729
Total expenses	93,854	14,475	10,385	118,714

Fee Related Earnings	36,228	12,310	21,234	69,772

Investment income (loss)
Gross carried interest	291,786	(8,912)	-	282,874
Less: allocation to KKR carry pool	(116,118)	3,565	-	(112,553)
Less: management fee refunds	(32,804)	-	-	(32,804)
Net carried interest	142,864	(5,347)	-	137,517
Other investment income (loss)	(3,990)	(12)	344,105	340,103
Total investment income (loss)	138,874	(5,359)	344,105	477,620

Income (Loss) before noncontrolling interests
in Income of consolidated entities	175,102	6,951	365,339	547,392
Income (Loss) attributable to
noncontrolling interests	358	123	796	1,277

Economic Net Income (Loss)	$174,744	$6,828	$364,543	$546,115

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended September 30, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,748	$27,301	$-	$134,049
Incentive fees	-	-	-	-
Management and incentive fees	106,748	27,301	-	134,049

Monitoring and transaction fees:
Monitoring fees	20,892	-	-	20,892
Transaction fees	40,196	3,760	54,675	98,631
Fee credits	(27,229)	(1,564)	-	(28,793)
Net monitoring and transaction fees	33,859	2,196	54,675	90,730

Total fees	140,607	29,497	54,675	224,779

Expenses
Compensation and benefits	47,390	12,144	7,129	66,663
Occupancy and related charges	11,273	1,097	305	12,675
Other operating expenses	40,768	3,807	2,624	47,199
Total expenses	99,431	17,048	10,058	126,537

Fee Related Earnings	41,176	12,449	44,617	98,242

Investment income (loss)
Gross carried interest	(360,282)	(6,105)	-	(366,387)
Less: allocation to KKR carry pool	148,749	2,442	-	151,191
Less: management fee refunds	21,115	-	-	21,115
Net carried interest	(190,418)	(3,663)	-	(194,081)
Other investment income (loss)	(1,942)	288	(492,758)	(494,412)
Total investment income (loss)	(192,360)	(3,375)	(492,758)	(688,493)

Income (Loss) before noncontrolling interests
in Income of consolidated entities	(151,184)	9,074	(448,141)	(590,251)
Income (Loss) attributable to
noncontrolling interests	790	164	886	1,840

Economic Net Income (Loss)	$(151,974)	$8,910	$(449,027)	$(592,091)

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Nine Months Ended September 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$319,117	$65,635	$-	$384,752
Incentive fees	-	31,495	-	31,495
Management and incentive fees	319,117	97,130	-	416,247

Monitoring and transaction fees:
Monitoring fees	83,577	-	-	83,577
Transaction fees	55,223	12,521	95,524	163,268
Fee credits	(59,641)	(8,098)	-	(67,739)
Net monitoring and transaction fees	79,159	4,423	95,524	179,106

Total fees	398,276	101,553	95,524	595,353

Expenses
Compensation and benefits	139,382	34,608	22,820	196,810
Occupancy and related charges	36,487	4,127	691	41,305
Other operating expenses	103,790	11,754	7,862	123,406
Total expenses	279,659	50,489	31,373	361,521

Fee Related Earnings	118,617	51,064	64,151	233,832

Investment income (loss)
Gross carried interest	1,137,459	25,515	-	1,162,974
Less: allocation to KKR carry pool	(463,485)	(10,207)	-	(473,692)
Less: management fee refunds	(135,011)	-	-	(135,011)
Net carried interest	538,963	15,308	-	554,271
Other investment income (loss)	(559)	(10)	1,001,455	1,000,886
Total investment income (loss)	538,404	15,298	1,001,455	1,555,157

Income (Loss) before noncontrolling interests
in Income of consolidated entities	657,021	66,362	1,065,606	1,788,989
Income (Loss) attributable to
noncontrolling interests	3,098	787	1,913	5,798

Economic Net Income (Loss)	$653,923	$65,575	$1,063,693	$1,783,191

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Nine Months Ended September 30, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$323,684	$64,144	$-	$387,828
Incentive fees	-	28,159	-	28,159
Management and incentive fees	323,684	92,303	-	415,987

Monitoring and transaction fees:
Monitoring fees	141,972	-	-	141,972
Transaction fees	101,506	7,845	111,441	220,792
Fee credits	(110,129)	(3,867)	-	(113,996)
Net monitoring and transaction fees	133,349	3,978	111,441	248,768

Total fees	457,033	96,281	111,441	664,755

Expenses
Compensation and benefits	139,570	33,967	19,376	192,913
Occupancy and related charges	32,792	2,870	994	36,656
Other operating expenses	115,076	11,649	7,883	134,608
Total expenses	287,438	48,486	28,253	364,177

Fee Related Earnings	169,595	47,795	83,188	300,578

Investment income (loss)
Gross carried interest	170,096	(2,978)	-	167,118
Less: allocation to KKR carry pool	(69,106)	1,191	-	(67,915)
Less: management fee refunds	(15,594)	-	-	(15,594)
Net carried interest	85,396	(1,787)	-	83,609
Other investment income (loss)	(185)	598	85,306	85,719
Total investment income (loss)	85,211	(1,189)	85,306	169,328

Income (Loss) before noncontrolling interests
in Income of consolidated entities	254,806	46,606	168,494	469,906
Income (Loss) attributable to
noncontrolling interests	1,885	480	2,086	4,451

Economic Net Income (Loss)	$252,921	$46,126	$166,408	$465,455

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of September 30, 2012
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$309,703	$23,188	$1,105,414		$1,438,305
Investments	-	-	5,077,688	(a)	5,077,688
Unrealized carry	716,512	16,755	-		733,267
Other assets	202,256	72,721	63,021		337,998
Total assets	$1,228,471	$112,664	$6,246,123		$7,587,258

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	122,520	29,242	20,146		171,908
Total liabilities	122,520	29,242	520,146		671,908

Noncontrolling interests	1,340	602	18,627		20,569

Book value	$1,104,611	$82,820	$5,707,350		$6,894,781

Book value per adjusted unit	$1.57	$0.12	$8.13		$9.82

As of December 31, 2011
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$296,717	$8,087	$684,637		$989,441
Investments	-	-	4,743,406		4,743,406
Unrealized carry	419,523	1,447	-		420,970
Other assets	139,432	58,360	63,799		261,591
Total assets	$855,672	$67,894	$5,491,842		$6,415,408

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	128,590	8,153	49,329		186,072
Total liabilities	128,590	8,153	549,329		686,072

Noncontrolling interests	(1,358)	729	19,381		18,752

Book value	$728,440	$59,012	$4,923,132		$5,710,584

Book value per adjusted unit	$1.06	$0.09	$7.14		$8.29

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS
(Amounts in thousands, except percentage amounts)

	As of September 30, 2012
			Fair Value as
		Fair	a Percentage of
Investment	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
HCA Inc.	171,227	502,908	9.9%
Dollar General Corporation	78,220	445,973	8.8%
Alliance Boots GmbH	195,640	401,769	7.9%
The Nielsen Company B.V.	134,603	268,254	5.3%
NXP B.V.	207,963	197,067	3.9%
Samson Resources Corporation	237,514	190,012	3.7%
US Foods	100,000	140,000	2.8%
KION Group GmbH	128,058	133,854	2.6%
Biomet, Inc.	151,444	121,155	2.4%
ProSiebenSat.1 Media AG	226,913	103,626	2.0%
First Data Corporation	135,258	94,681	1.9%
Energy Future Holdings Corp.	200,000	10,000	0.2%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,202,041	2,609,299	51.4%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	768,248	835,730	16.5%
KKR European Fund III L.P.	187,339	211,126	4.2%
KKR Millennium Fund L.P.	141,384	152,528	3.0%
KKR Asian Fund L.P.	101,759	139,888	2.8%
KKR European Fund II L.P.	85,140	78,651	1.5%
KKR European Fund L.P.	60,922	38,430	0.8%
KKR E2 Investors, L.P.	12,187	21,415	0.3%
KKR China Growth Fund L.P.	3,611	4,511	0.1%
Co-Investment Vehicles	528	574	0.0%
	1,361,118	1,482,853	29.2%

Private Equity Total	3,563,159	4,092,152	80.6%

Energy & Infrastructure Investment Vehicles
Royalties and Drilling	87,734	87,568	1.7%
Infrastructure Fund	18,466	18,968	0.4%
Co-Investment Vehicles	10,477	12,159	0.2%
Natural Resources	9,802	7,560	0.1%
Energy & Infrastructure Total	126,479	126,255	2.4%

Private Markets Total	3,689,638	4,218,407	83.0%

Public Markets Investment Vehicles
Liquid Credit SMAs/Funds	170,300	192,926	3.8%
Long/Short Equities Funds	100,000	100,268	2.0%
Credit Relative Value Fund	50,000	51,275	1.0%
Direct Lending	37,049	39,567	0.8%
Special Situations Vehicles	17,498	18,875	0.4%
Mezzanine Fund	14,834	16,708	0.3%
Public Markets Total	389,681	419,619	8.3%

Other	445,051	439,662	8.7%

Total Investments	$4,524,370	$5,077,688	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED
(Amounts in thousands, except percentage amounts)

	As of September 30, 2012
			Fair Value as
			a Percentage
		Fair	of Total
Investment	Cost	Value	Investments

Significant Aggregate Investments: (a)
HCA Inc.	$217,011	$619,641	12.2%
Dollar General Corporation	108,539	590,330	11.6%
Alliance Boots GmbH	228,769	463,417	9.1%
The Nielsen Company B.V.	148,337	293,051	5.8%
	702,656	1,966,439	38.7%

Other investments	3,821,714	3,111,249	61.3%
Total Investments	$4,524,370	$5,077,688	100.0%

Investments by Geography:
North America	$2,879,868	$3,576,476	70.5%
Europe	1,413,961	1,255,870	24.7%
Asia-Pacific	230,541	245,342	4.8%
Total Investments	$4,524,370	$5,077,688	100.0%

Investments by Industry:
Healthcare	701,501	1,293,013	25.5%
Financial Services	1,206,380	1,150,483	22.7%
Retail	363,406	865,917	17.0%
Media/Telecom	753,184	533,645	10.5%
Technology	385,564	396,436	7.8%
Energy	699,463	366,875	7.2%
Industrial	255,732	294,278	5.8%
Consumer Products	91,635	97,255	1.9%
Other	67,505	79,786	1.6%
Total Investments	$4,524,370	$5,077,688	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of September 30, 2012. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended September 30, 2012

June 30, 2012	$45,528,100	$15,960,800		$61,488,900
New Capital Raised	5,969,100	435,200		6,404,300
Distributions	(2,639,800)	(205,700)		(2,845,500)
Net Changes in Fee Base of Certain Funds (a)	(1,327,900)	-		(1,327,900)
Foreign Exchange	61,800	-		61,800
Change in Value	2,179,700	317,400		2,497,100
September 30, 2012	$49,771,000	$16,507,700		$66,278,700

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Nine Months Ended September 30, 2012

December 31, 2011	$43,627,900	$15,380,700		$59,008,600
New Capital Raised	6,426,000	1,425,600		7,851,600
Distributions	(5,926,800)	(1,057,600)	(b)	(6,984,400)
Net Changes in Fee Base of Certain Funds (a)	(1,327,900)	-		(1,327,900)
Foreign Exchange	(1,400)	-		(1,400)
Change in Value	6,973,200	759,000		7,732,200
September 30, 2012	$49,771,000	$16,507,700		$66,278,700

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Trailing Twelve Months Ended September 30, 2012

September 30, 2011	$43,744,400	$14,976,400		$58,720,800
New Capital Raised	7,784,100	1,849,200		9,633,300
Distributions	(7,970,600)	(1,306,400)	(c)	(9,277,000)
Net Changes in Fee Base of Certain Funds (a)	(1,327,900)	-		(1,327,900)
Foreign Exchange	(71,600)	-		(71,600)
Change in Value	7,612,600	988,500		8,601,100
September 30, 2012	$49,771,000	$16,507,700		$66,278,700

(a)	Represents the impact of including certain funds entering the post-investment period including KKR 2006 Fund L.P.
(b)	Includes $250.0 million of redemptions.
(c)	Includes $450.0 million of redemptions.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended September 30, 2012

June 30, 2012	$37,858,300	$9,342,200		$47,200,500
New Capital Raised	5,725,100	434,100		6,159,200
Distributions	(255,100)	(91,400)		(346,500)
Net Changes in Fee Base of Certain Funds (a)	(3,205,400)	-		(3,205,400)
Foreign Exchange	210,100	-		210,100
Change in Value	21,200	226,900		248,100
September 30, 2012	$40,354,200	$9,911,800		$50,266,000

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Nine Months Ended September 30, 2012

December 31, 2011	$37,869,700	$8,527,600		$46,397,300
New Capital Raised	6,179,700	1,440,100		7,619,800
Distributions	(538,300)	(594,200)	(b)	(1,132,500)
Net Changes in Fee Base of Certain Funds (a)	(3,205,400)	-		(3,205,400)
Foreign Exchange	16,000	-		16,000
Change in Value	32,500	538,300		570,800
September 30, 2012	$40,354,200	$9,911,800		$50,266,000

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Trailing Twelve Months Ended September 30, 2012

September 30, 2011	$37,936,800	$8,284,400		$46,221,200
New Capital Raised	7,457,400	1,762,400		9,219,800
Distributions	(1,681,200)	(838,000)	(c)	(2,519,200)
Net Changes in Fee Base of Certain Funds (a)	(3,205,400)	-		(3,205,400)
Foreign Exchange	(197,000)	-		(197,000)
Change in Value	43,600	703,000		746,600
September 30, 2012	$40,354,200	$9,911,800		$50,266,000

(a)	Represents the impact of including certain funds entering the post-investment period including KKR 2006 Fund L.P.
(b)	Includes $250.0 million of redemptions.
(c)	Includes $450.0 million of redemptions.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of September 30, 2012
(Amounts in millions, except percentages)

	Investment Period		Amount
					Percentage
					Committed by
	Commencement			Uncalled	General			Remaining	Remaining
	Date	End Date	Commitment	Commitments	Partner	Invested	Realized	Cost	Fair Value
Private Markets

Private Equity Funds
North America Fund XI	9/2012	9/2018	$5,941.5	$5,941.5	4.1%	$-	$-	$-	$-
China Growth Fund	11/2010	11/2016	1,010.0	674.9	1.0%	335.1	-	335.1	404.5
E2 Investors (Annex Fund)	8/2009	11/2012	535.8	381.6	4.2%	154.2	-	154.2	280.2
European Fund III	3/2008	3/2014	5,901.5	2,926.9	4.6%	2,974.6	-	2,974.6	3,298.9
Asian Fund	7/2007	7/2013	3,983.2	860.5	2.5%	3,122.7	732.0	2,612.9	4,551.2
2006 Fund	9/2006	9/2012	17,642.2	1,315.2	2.1%	16,327.0	7,539.4	11,887.2	15,798.2
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	2,140.0	4,223.2	4,508.4
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	7,391.9	3,239.0	4,897.6
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,325.6	95.2	466.0
Total Private Equity Funds			49,850.4	12,100.6		37,749.8	26,128.9	25,521.4	34,205.0

Co-Investment Vehicles	Various	Various	2,133.5	220.5	Various	1,913.0	1,574.7	1,431.5	2,268.3
Total Private Equity			51,983.9	12,321.1		39,662.8	27,703.6	26,952.9	36,473.3

Energy & Infrastructure
Natural Resources	Various	Various	1,222.9	802.1	Various	420.8	26.3	412.1	322.7
Infrastructure	Various	Various	1,041.2	791.7	4.8%	249.5	1.7	249.5	257.1
Co-Investment Vehicles	Various	Various	1,862.4	679.8	Various	1,182.6	131.2	1,182.6	1,367.7
Energy & Infrastructure Total			4,126.5	2,273.6		1,852.9	159.2	1,844.2	1,947.5

Private Markets Total			56,110.4	14,594.7		41,515.7	27,862.8	28,797.1	38,420.8

Public Markets

Special Situations Vehicles	Various	Various	1,858.1	439.6	Various	1,418.5	152.7	1,418.5	1,573.7
Mezzanine Fund	3/2010	8/2015	987.0	653.6	4.6%	333.4	23.5	333.4	368.6
Lending Partners	12/2011	12/2014	286.8	158.0	29.0%	128.8	-	128.8	137.6

Public Markets Total			3,131.9	1,251.2		1,880.7	176.2	1,880.7	2,079.9

Grand Total			$59,242.3	$15,845.9		$43,396.4	$28,039.0	$30,677.8	$40,500.7

* Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

FRE (a)	$90,704	$69,772	$98,242	$233,832	$300,578
Realized cash carry	100,145	39,360	12,937	184,432	118,889
Net realized principal investment income	145,700	301,580	81,001	499,898	235,525
Less: local income taxes	(2,365)	(3,307)	(4,944)	(9,258)	(14,435)
Less: noncontrolling interests	(1,310)	(1,277)	(1,840)	(5,798)	(4,451)
Total Distributable Earnings	332,874	406,128	185,396	903,106	636,106

Less: net realized principal investment income	(145,700)	(301,580)	(81,001)	(499,898)	(235,525)

Distributed Earnings	187,174	104,548	104,395	403,208	400,581

Distributed Earnings to KKR & Co. L.P. (b)	66,015	36,401	34,075	140,216	128,817

Less: estimated current corporate income taxes	(6,890)	(4,268)	(11,035)	(15,180)	(34,124)

Distributed Earnings to KKR & Co. L.P., After Taxes	$59,125	$32,133	$23,040	$125,036	$94,693

Distribution per KKR & Co. L.P. common unit	0.24	0.13	0.10	0.52	0.42

Outstanding KKR & Co. L.P. common units	241,407,805	238,155,157	222,944,668

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.
(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business as of September 30, 2012.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute net realized principal investment income, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR
Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to investors in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to investors as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to investors as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. Net realized principal investment income includes, with respect to KKR’s principal investments (i) realized investment gains and losses, (ii) dividend income and (iii) interest income, net of interest expense, earned from KKR’s principal investments. KKR does not intend to distribute net realized principal investment income other than certain additional distributions that KKR may determine to make, which are intended to cover certain tax liabilities, as calculated by KKR. See “Distribution Policy.” We believe this measure is useful to investors as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders, however, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to investors as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to investors as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to investors as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to investors as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to investors as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to investors as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings L.P.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to investors as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS - UNAUDITED)
TO AFTER TAX ENI PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.53	$0.62	$(1.09)
Weighted Average Common Units Outstanding	239,696,358	235,781,983	222,733,648
Net income (loss) attributable to KKR & Co. L.P.	127,411	146,261	(243,402)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	249,460	292,833	(484,879)
Plus: Non-cash equity based charges	122,157	93,540	123,858
Plus: Amortization of intangibles and other, net	1,234	2,388	797
Plus: Income taxes	9,612	11,093	11,535
Economic net income (loss)	509,874	546,115	(592,091)
Less: Provision for income taxes	22,548	25,857	29,634
Economic net income (loss) after taxes	487,326	520,258	(621,725)
Adjusted units	702,252,548	700,720,686	683,024,625
Economic net income (loss) after taxes per adjusted unit	$0.69	$0.74	$(0.91)

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$1.98	$(0.20)
Weighted Average Common Units Outstanding	234,876,879	218,501,107
Net income (loss) attributable to KKR & Co. L.P.	464,108	(44,216)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	946,484	52,051
Plus: Non-cash equity based charges	330,037	386,533
Plus: Amortization of intangibles and other, net	4,785	3,164
Plus: Income taxes	37,777	67,923
Economic net income (loss)	1,783,191	465,455
Less: Provision for income taxes	91,788	188,094
Economic net income (loss) after taxes	1,691,403	277,361
Adjusted units	698,371,025	683,016,747
Economic net income (loss) after taxes per adjusted unit	$2.42	$0.41

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS - UNAUDITED)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS AND FEE RELATED EBITDA
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011

Net income (loss) attributable to KKR & Co. L.P.	$127,411	$146,261	$(243,402)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	249,460	292,833	(484,879)
Plus: Non-cash equity based charges	122,157	93,540	123,858
Plus: Amortization of intangibles and other, net	1,234	2,388	797
Plus: Income taxes	9,612	11,093	11,535
Economic net income (loss)	509,874	546,115	(592,091)
Plus: Income attributable to segment noncontrolling interests	1,310	1,277	1,840
Less: Investment income (loss)	420,480	477,620	(688,493)
Fee related earnings	90,704	69,772	98,242
Plus: depreciation and amortization	3,273	3,093	2,147
Fee related EBITDA	$93,977	$72,865	$100,389

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011

Net income (loss) attributable to KKR & Co. L.P.	$464,108	$(44,216)
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	946,484	52,051
Plus: Non-cash equity based charges	330,037	386,533
Plus: Amortization of intangibles and other, net	4,785	3,164
Plus: Income taxes	37,777	67,923
Economic net income (loss)	1,783,191	465,455
Plus: Income attributable to segment noncontrolling interests	5,798	4,451
Less: Investment income (loss)	1,555,157	169,328
Fee related earnings	233,832	300,578
Plus: depreciation and amortization	8,919	7,397
Fee related EBITDA	$242,751	$307,975

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS - UNAUDITED)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	September 30, 2012	December 31, 2011

KKR & Co. L.P. partners’ capital	$1,842,531	$1,328,698

Plus: Noncontrolling interests held by KKR Holdings L.P.	5,044,473	4,342,157

Plus: Equity impact of KKR Management Holdings Corp. and other	7,777	39,729

Book value	6,894,781	5,710,584

Adjusted units	702,412,853	689,392,861

Book value per adjusted unit	$9.82	$8.29

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS - UNAUDITED)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS)
(Amounts in thousands)

	As of	As of
	September 30, 2012	December 31, 2011

Cash and cash equivalents	$1,278,354	$843,261

Plus: Liquid short-term investments	159,951	146,180

Cash and short-term investments	$1,438,305	$989,441

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Weighted Average GAAP Common Units Outstanding - Basic	239,696,358	235,781,983	222,733,648
Weighted Average Unvested Common Units(a)	17,950,264	16,725,819	-
Weighted Average GAAP Common Units Outstanding - Diluted	257,646,622	252,507,802	222,733,648
Adjustments:
Weighted Average KKR Holdings Units(b)	444,605,926	448,212,884	460,290,977
Weighted Average Adjusted Units	702,252,548	700,720,686	683,024,625

	Nine Months Ended
	September 30, 2012	September 30, 2011
Weighted Average GAAP Common Units Outstanding - Basic	234,876,879	218,501,107
Weighted Average Unvested Common Units(a)	14,482,321	-
Weighted Average GAAP Common Units Outstanding - Diluted	249,359,200	218,501,107
Adjustments:
Weighted Average KKR Holdings Units(b)	449,011,825	464,515,640
Weighted Average Adjusted Units	698,371,025	683,016,747

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	September 30, 2012	December 31, 2011
GAAP Common Units Outstanding - Basic	241,407,805	227,150,182
Unvested Common Units(a)	17,942,542	6,028,444
GAAP Common Units Outstanding - Diluted	259,350,347	233,178,626
Adjustments:
KKR Holdings Units(b)	443,062,506	456,214,235
Adjusted Units	702,412,853	689,392,861

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business. For the three and nine months ended September 30, 2011, equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan have been excluded from the calculation of diluted earnings per common unit given the awards would have an anti-dilutive effect as a result of the net loss incurred in the respective periods.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson
+1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller
+1-212-750-8300
media@kkr.com